EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81930 dated February 1, 2002) pertaining to the Non-Qualified Stock Option Plan as Amended, Registration Statements on Form S-8 (No. 2-83323 dated May 4, 1983, No. 33-6953 dated July 2, 1986, No. 33-21226 dated April 13, 1988) pertaining to the Non-Qualified Stock Option Plan and in the Registration Statement on Form S-8 (No. 33-21225 dated April 13, 1988) pertaining to the 1988 Employee Stock Purchase Plan of our report dated June 17, 2005 with respect to the consolidated financial statements of The Joint Venture (Name withheld and filed separately with the Securities and Exchange Commission), included in the Annual Report on Form 10-K of Universal Security Instruments, Inc. for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

                                           GRANT THORNTON HONG KONG
Hong Kong
June 29, 2005